Exhibit 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-2642

For Immediate Release

SUPERIOR UNIFORM GROUP, INC. REPORTS FIRST QUARTER

OPERATING RESULTS

●	Net Sales Increase 19.8 Percent
●	22nd Consecutive Quarter with Sales Increase

SEMINOLE, Florida – May 2, 2018 - Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the first quarter ended March 31, 2018, net sales increased 19.8 percent to $73.1 million compared with 2017 first quarter net sales of $61.0 million. Net income for the 2018 first quarter was $2.5 million, or $0.16 per diluted share, compared with $3.8 million, or $0.26 per diluted share, reported for the quarter ended March 31, 2017. Net income for the first quarter of 2017 included a pre-tax gain of $1.0 million related to the sale of the Company’s former call center building in San Salvador. This gain resulted in an increase in earnings per share (diluted) in the first quarter of 2017 of approximately $0.05.

Michael Benstock, Chief Executive Officer, commented, “Our results for the first quarter were mixed across our various segments. Uniform segment net sales were down slightly at $48.1 million versus $48.3 million. While organic growth in our uniform segment lagged in the first quarter, our results demonstrate our diversified approach and our ability to maintain discipline while navigating a competitive market environment.

“Promotional Products net sales were up 109 percent with most of this increase coming from our two acquisitions completed in the latter part of 2017. We’re making solid progress on integration efforts, leveraging our shared services model as well as capitalizing on cross-selling opportunities across our business. The Promotional Products segment reported a pre-tax loss of approximately $0.6 million for the quarter in comparison to pre-tax income of $0.4 million in the first quarter of 2017. This loss is attributed to the December acquisition of Tangerine and the nature of their business. Tangerine generally reports lower sales in the first and fourth quarter each year with a more significant portion of their annual sales volume coming in the second and third quarters. We are still in the early stages of integrating this recent acquisition, and we still expect the results from this acquisition to be accretive for the full year in 2018.

“The Office Gurus, our Remote Staffing segment, had a tremendous quarter with net sales to outside customers increasing by $2.6 million or 68.8 percent as they continue to land new customers and to grow with existing customers.”

CONFERENCE CALL

Superior Uniform Group will hold a conference call on Wednesday, May 2, 2018 at 10:00 a.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Uniform Group call. The live webcast and archived replay can also be accessed in the investor information section of the Company’s website at www.superioruniformgroup.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on May 9, 2018. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10119178 for all replay access.

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About Superior Uniform Group, Inc.

Superior Uniform Group® (NASDAQ: SGC), established in 1920, is a provider of a wide range of award winning products and services. It provides customized support for each of its divisions through its shared services model.

Fashion Seal Healthcare®, Superior I.D™, and HPI Direct® are signature uniform brands of Superior Uniform Group®. Each is one of America’s foremost providers of fine uniforms and image apparel in its markets. They are leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution. These brands help their customers achieve a more professional appearance and better communicate their own brands. More than 5 million Americans are smartly outfitted with a Superior uniform each workday.

BAMKO® is one of the nation’s largest full-service promotional products companies. It provides unique custom branding, design, sourcing, and marketing solutions to some of the world’s most successful brands.

The Office Gurus® is a global provider of custom call and contact center support.  As a true strategic partner, The Office Gurus implements customized solutions for its customers in order to accelerate their growth and improve their customers’ service experiences.

Superior’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, provides unparalleled support for its customers’ diverse needs while embracing a "Customer 1st, Every Time!" philosophy and culture in all of its business segments.

Forward-Looking Statements

Statements contained in this press release, which are not historical facts, such as statements with respect to the results from Superior’s recent acquisitions and its expected growth, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

For more information, call (800) 727-8643 or visit www.SuperiorUniformGroup.com.

Contact:	Hala Elsherbini, Halliburton Investor Relations
Andrew D. Demott, Jr.	(972) 458-8000
COO, CFO & Treasurer OR
(727) 803-7135

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Comparative figures are as follows:

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

THREE MONTHS ENDED MARCH 31,
(Unaudited)
(In thousands, except shares and per share data)

	2018	2017

Net sales	$73,087	$60,987

Costs and expenses:
Cost of goods sold	48,212	38,773
Selling and administrative expenses	21,182	17,429
Other periodic pension costs	96	214
Interest expense	277	184
	69,767	56,600

Gain on sale of property, plant and equipment	-	1,018

Income before taxes on income	3,320	5,405
Income tax expense	870	1,570

Net income	$2,450	$3,835

Weighted average number of shares outstanding during the period
(Basic)	14,821,659	14,350,721
(Diluted)	15,457,629	14,929,695
Per Share Data:
Basic
Net income	$0.17	$0.27
Diluted
Net income	$0.16	$0.26

Cash dividends per common share	$0.0950	$0.0875

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value data)

ASSETS

	March 31,
	2018	December 31,
	(Unaudited)	2017
CURRENT ASSETS:
Cash and cash equivalents	$10,442	$8,130
Accounts receivable, less allowance for doubtful accounts of $1,510 and $1,382, respectively	48,275	50,569
Accounts receivable - other	2,107	1,848
Inventories	36,380	64,979
Contract assets	47,098	-
Prepaid expenses and other current assets	10,005	11,011
TOTAL CURRENT ASSETS	154,307	136,537

PROPERTY, PLANT AND EQUIPMENT, NET	27,033	26,844
OTHER INTANGIBLE ASSETS, NET	28,302	29,061
GOODWILL	16,042	16,032
DEFERRED INCOME TAXES	215	2,900
OTHER ASSETS	9,180	7,564
	$235,079	$218,938

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$19,263	$19,752
Other current liabilities	9,375	12,409
Current portion of long-term debt	6,000	6,000
Current portion of acquisition-related contingent liabilities	1,080	3,061
TOTAL CURRENT LIABILITIES	35,718	41,222

LONG-TERM DEBT	39,949	32,933
LONG-TERM PENSION LIABILITY	8,133	8,319
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITIES	7,469	7,283
OTHER LONG-TERM LIABILITIES	4,744	4,213
COMMITMENTS AND CONTINGENCIES (NOTE 5)
SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 15,143,328 and 15,081,947, respectively.	15	15
Additional paid-in capital	50,626	49,103
Retained earnings	95,296	83,129
Accumulated other comprehensive income (loss), net of tax:
Pensions	(7,066)	(7,282)
Cash flow hedges	50	(90)
Foreign currency translation adjustment	145	93
TOTAL SHAREHOLDERS' EQUITY	139,066	124,968
	$235,079	$218,938

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31,
(Unaudited)
(In thousands)

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,450	$3,835
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,626	1,358
Provision for bad debts - accounts receivable	157	146
Share-based compensation expense	1,052	842
Deferred income tax provision (benefit)	162	(320)
Gain on sale of property, plant and equipment	-	(1,018)
Change in fair value of acquisition-related contingent liabilities	209	44

Changes in assets and liabilities:
Accounts receivable - trade	2,147	7,164
Accounts receivable - other	(259)	689
Contract assets	(3,780)	-
Inventories	3,742	(1,078)
Prepaid expenses and other current assets	27	(1,892)
Other assets	(1,564)	(1,522)
Accounts payable and other current liabilities	(7,132)	(1,016)
Long-term pension liability	97	(920)
Other long-term liabilities	450	696
Net cash (used in) provided by operating activities	(616)	7,008

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,055)	(930)
Proceeds from disposals of property, plant and equipment	-	2,808
Net cash (used in) provided by investing activities	(1,055)	1,878

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	31,657	71,209
Repayment of long-term debt	(24,642)	(71,367)
Payment of cash dividends	(1,402)	(1,231)
Payment of acquisition-related contingent liability	(2,000)	(1,800)
Proceeds received on exercise of stock options	257	105
Tax benefit from vesting of acquisition-related restricted stock	105	70
Tax withholding on exercise of stock rights	(17)	(201)

Net cash provided by (used in) financing activities	3,958	(3,215)

Effect of currency exchange rates on cash	25	52

Net increase in cash and cash equivalents	2,312	5,723

Cash and cash equivalents balance, beginning of year	8,130	3,649

Cash and cash equivalents balance, end of period	$10,442	$9,372